EXHIBIT 16.1
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                        LETTER OF INDEPENDENT ACCOUNTANTS

     We have reviewed and agree with the disclosure of SB Merger Corp. (the "Company") in the Company's Current Report on Form 8-K/A dated June 21, 2002.


                                         /s/ GRASSI & CO., CPAs, P.C.
                                         Grassi & Co., CPAs, P.C.
                                         (formerly Feldman Sherb & Co., P.C.)
                                         Certified Public Accountants
New York, New York
June 21, 2002